SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2005

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, VA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Items 1.01; 2.03	Entry Into a Material Definitive Agreement; Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On August 25, 2005, NVR Mortgage Finance, Inc., a wholly owned subsidiary of NVR, Inc. (the “Borrower”), extended its existing $175 million warehouse credit facility for one year to August 24, 2006 by executing The Thirteenth Amendment to Loan Agreement dated as of August 25, 2005 with U.S. Bank National Association, Guaranty Bank, Comerica Bank, National City Bank of Kentucky and JPMorgan Chase Bank (the “Agreement”). In addition, the Agreement amends the limit for which the Borrower may from time to time request an increase to the total commitment available under the Agreement, and amends the interest rates on borrowings. The Agreement does not amend any other material terms of the Loan Agreement dated as of September 7, 1999.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Description
10.1	Thirteenth Amendment to Loan Agreement dated as of August 25, 2005 between NVR Mortgage Finance, Inc. and U.S. Bank National Association, Guaranty Bank, Comerica Bank, National City Bank of Kentucky and JPMorgan Chase Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: August 25, 2005	By:	/s/ Dennis M. Seremet
	Name:	Dennis M. Seremet
	Title:	Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
10.1	Thirteenth Amendment to Loan Agreement dated as of August 25, 2005 between NVR Mortgage Finance, Inc. and U.S. Bank National Association, Guaranty Bank, Comerica Bank, National City Bank of Kentucky and JPMorgan Chase Bank.

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